Exhibit 10.6

The Director of the United States Patent and Trademark Office

Has received an application for a patent for a new and useful invention. The title and descrip-tion of the invention are enclosed. The require-ments of law have been complied with, and it has been determined that a patent on the in-vention shall be granted under the law.

The
United	Therefore, this
States
of	United States Patent
America

Grants to the person(s) having title to this patent the right to exclude others from mating, using, offering for sale, or selling the invention throughout the United States of America or importing the invention into the United States of America for the term set forth below, subject to the payment of maintenance fees as provided by law.

If this application was filed prior to June 8, 1995, the term of this patent is the longer of seventeen years from the date of grant of this patent or twenty years from the earliest effective US. filing date of the application, subject to any statutory extension.

If this application was filed on or after June 8, 1995, the term of this patent is twenty years from the U.S. filing date, subject to any statutory ex-tension. If the application contains a specific reference to an earlier filed application or ap-plications under $5 U.S.C. 120, 121 or 365(c), the term of the patent is twenty years from the date on which the earliest application was filed, subject to any statutory extensions.

/s/ Jon W. Dudas

Director of the United States Patent and Trademark Office

(12)	United States Patent		(10) Patent no.:	US 6,969,955 B2
	Erickson et al.		(45) Date of Patent:	Nov. 29, 2005

(54)	METHOD AND APPARATUS FOR DIMMING		4,663,570 A 5/1987 Luchao et al.
CONTROL OF ELECTRONIC BALLASTS
(Continued)
(75)	Inventors:	James A. Erickson, Lincoln, NE (US);		FOREIGN PATENT DOCUMENTS
Mark B. Gruenwald. Omaha, NE
		(US); Kipton P. Hirschbach. Omaha,	EP	0208083 B1 1/1991
		NE (US)		(Continued)

(73)	Assignee: (US)	Axis Technologies, Inc. Lincoln, NE		OTHER PUBLICATIONS

Rahman. S.; Callwood. C. (Virginia Polytechnic Inst. and State Univ., Bradley Dept. of Electrical Engineering, Blacksburg, VA United States); A Studyof the Ecological Efficiency Of New Electrical Technologies: Energy Science and Technology pp. 733-739 (781 pages total): Published 1998, Oxford, United Kingdom; Publisher: Elsevier Science Ltd.

(*)	Notice:	Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.C. 154(b) by 0 days.

(21)	Appl. No.:	10/707,982

(22)	Filed:	Jun. 29, 2004		(Continued)

(65)	Prior Publication Data		Primary Examiner—Tuyet Thi Vo
	US 2005/0168154 Al Aug. 4, 2005		(74) Attorney, Agent, or Firm- Blackwell Saunders Peper Martin LLP

(51)	int. Cl.7	HOSB 37/02
(52)	U.S. Cl.	315/159; 315/DIG. 4; 315/291;	(57)	ABSTRACT
315/312
(58)	Field of Search	315/159, 149
An apparatus and method for providing dimming control of an electronicc ballast circuit that includes 0 electronic ballast circuit that is electrically connected to a plurality of input voltage terminals that can receive alternating current and the electronic ballast circuit is electrically connected to the plurality of fluorescent lamp terminals. There is at least one light sensor that is electrically connected to the electronic ballast circuit so that the electrical power applied at the plurality of fluorescent lamp terminals can be proportionally modified in relationship to the ambient light received by the at least one light sensor. Also, there is a plurality of switches that are electrically connected in one-to-one corresponding relationship to a plurality of resistive loads so that the electrical power applied at the plurality of fluorescent lamp terminals can be set at a plurality of predetermined lighting levels.

315/150-158, DIG. 4, 291,307,311, 324,
315/320

(56)	References Cited

U.S. PATENT DOCUMENTS
	3,931,695 A	1/1976 Widmayer
	4,163,925 A	8/1979 Gynrsanszky
	4,207,497 A	6/1980 Capewell et al.
	4,234,820 A	11/1980 Widmayer
	4,350,933 A	9/1982 Agarwala et al.
	4,352,045 A	9/1982 Widmayer
	4,353,009 A	10/I982 Knoll
	4,370,600 A	1/1983 Zansky
	RE31.146 E	2/1983 Gynrsanszky
	4,371,813 A	2/1983 Widmayer
	4,392,087 A	7/1983 Zansky
	4,523,131 A	6/1985 Zansky		23 Claims, 4 Drawing Sheets